EXHIBIT 21.1



                             SMARTDISK CORPORATION


                        SUBSIDIARIES OF THE REGISTRANT

                                                            STATE OF JURISDICTION      PERCENTAGE
SUBSIDIARY                                                     OF INCORPORATION       OF OWNERSHIP
--------------------------------------------------------   -----------------------   -------------
Impleo Limited .........................................           England                   100%
SmartDisk International, Inc. ..........................           Delaware                  100%
SmartDiskette Limited ..................................        United Kingdom               100%
SmartDiskette GmbH .....................................           Germany                   100%
SmartDisk (Cayman) Ltd. ................................        Cayman Islands               100%
SmartDisk Personal Storage Systems Corporation .........           Delaware                  100%
VST International Limited ..............................           Barbados                  100%